Exhibit 99.6

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS
On January 2, 2014, Groupon, Inc., ("Groupon" or the "Company") through its direct subsidiary Groupon Trailblazer, Inc., completed the acquisition of all the outstanding equity interests of LivingSocial Korea, Inc., a Korean corporation including its subsidiary Ticket Monster Inc., a Korean corporation, from LivingSocial Inc., a Delaware corporation ("LivingSocial"), and LivingSocial B.V., a Netherlands limited liability company and direct subsidiary of LivingSocial for $100.0 million in cash and Groupon, Inc. Class A common stock with a fair value of $162.9 million.
The following unaudited pro forma condensed combined consolidated financial statements have been derived by the application of pro forma adjustments to the Company's historical consolidated financial statements. The unaudited pro forma condensed combined balance sheet as of September 30, 2013 for Groupon, Inc. and LivingSocial Korea, Inc. is presented as if the acquisition had occurred on September 30, 2013. The unaudited pro forma condensed combined statement of operations of Groupon, Inc. and LivingSocial Korea, Inc. for the nine months ended September 30, 2013 and for the year ended December 31, 2012 are presented as if the acquisition had occurred on January 1, 2012. The unaudited pro forma condensed combined consolidated financial statements are being provided for illustrative purposes only and do not purport to represent what our results of operations or financial position would have been if the transaction had occurred on the dates indicated and are not intended to project our results of operations or financial position for any future period. Any of the factors underlying these estimates and assumptions may change or prove to be materially different and the estimates and assumptions may not be representative of facts existing upon finalization of the acquisition.
The acquisition has been accounted for using the acquisition method of accounting. Under the acquisition method of accounting, the total acquisition price presented in the accompanying unaudited pro forma condensed combined consolidated financial statements has been preliminarily allocated to the assets acquired and liabilities assumed based on their estimated fair values as of the acquisition date. Acquired goodwill represents the premium the Company paid over the fair value of the net tangible and intangible assets acquired. The unaudited pro forma condensed combined consolidated financial statements contained herein do not reflect the costs of any integration activities or benefits that may result from realization of future cost savings from operating efficiencies, or any revenue, tax, or other synergies that may result from the acquisition.
The unaudited pro forma adjustments are based on estimates, available information and certain assumptions that the Company believes are reasonable. The unaudited pro forma adjustments and primary assumptions are described in the accompanying notes. The unaudited pro forma condensed combined consolidated financial statements and the related notes should be read in conjunction with the consolidated financial statements and the accompanying notes of LivingSocial Korea, Inc. and Ticket Monster Inc. included in Exhibit 99.3, 99.4 and 99.5 of this Current Report on Form 8-K and the historical consolidated financial statements and accompanying notes of Groupon, Inc. included in the Company's Annual Report on Form 10-K for the year ended December 31, 2012 and the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2013.

GROUPON, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED
BALANCE SHEET
As of September 30, 2013
(in thousands)

	Groupon, Inc. Historical (unaudited)	LivingSocial Korea, Inc. Historical (unaudited)	Adjustments for Operations Not Acquired (1)	Pro Forma Adjustments (2)		Notes	Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$1,139,857	$15,133	$(49)	$—	$(100,000)	a	$1,054,941
Accounts receivable, net	86,233	12,322	(35)	—	—		98,520
Deferred income taxes	30,692	—	—	—	—		30,692
Prepaid expenses and other current assets	136,543	5,021	(202)	—	—		141,362
Total current assets	1,393,325	32,476	(286)	—	(100,000)		1,325,515
Property, equipment and software, net	126,881	5,976	(157)	—	—		132,700
Goodwill	218,224	50,685	(190)	(50,495)	231,644	b	449,868
Intangible assets, net	33,182	40,960	—	(40,960)	92,800	c	125,982
Investments	104,130	—	—	—	—		104,130
Deferred income taxes, non-current	29,476	—	—	—	—		29,476
Other non-current assets	45,322	1,435	—	—	—		46,757
Total Assets	$1,950,540	$131,532	$(633)	$(91,455)	$224,444		$2,214,428
Liabilities and Equity
Current liabilities:
Accounts payable	$33,684	$8,105	$(6)	$—	$—		$41,783
Accrued merchant and supplier payables	591,476	66,153	(1,421)	—	—		656,208
Accrued expenses	211,718	15,120	(186)	—	3,394	d	230,046
Due to related parties	—	16,920	(2,072)	(14,848)	—	e	—
Deferred income taxes, current	52,216	—	—	—	—		52,216
Other current liabilities	126,764	807	—	—	—		127,571
Total current liabilities	1,015,858	107,105	(3,685)	(14,848)	3,394		1,107,824
Deferred income taxes, non-current	20,356	—	—	—	7,385	f	27,741
Other non-current liabilities	105,529	5,069	—	—	—		110,598
Total Liabilities	1,141,743	112,174	(3,685)	(14,848)	10,779		1,246,163

Stockholders' Equity
Class A common stock	66	—	—	—	2	g	68
Class B common stock	—	—	—	—	—		—
Common stock	—	—	—	—	—		—
Additional paid-in capital	1,563,815	288,475	(295)	(288,180)	162,860	g, h	1,726,675
Treasury stock, at cost	(9,014)	—	—	—	—		(9,014)
Investment in shares of Parent, at cost	—	(99,403)	—	99,403	—	h	—
Accumulated deficit	(767,623)	(169,159)	3,409	165,750	(3,394)	d, h	(771,017)
Accumulated other comprehensive income (loss)	23,579	(555)	(62)	617	—	h	23,579
Total Groupon, Inc. Stockholders' Equity	810,823	19,358	3,052	(22,410)	159,468		970,291
Noncontrolling interests	(2,026)	—	—	—	—		(2,026)
Total Equity	808,797	19,358	3,052	(22,410)	159,468		968,265
Total Liabilities and Equity	$1,950,540	$131,532	$(633)	$(37,258)	$170,247		$2,214,428

The accompanying notes are an integral part of, and should be read together with, this unaudited pro forma condensed combined consolidated balance sheet.
(1) See note 2 in the accompanying notes for discussion of adjustments related to operations not acquired.
(2) See note 3 in the accompanying notes for discussion of pro forma adjustments.

GROUPON, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED
STATEMENT OF OPERATIONS
For the nine months ended September 30, 2013
(in thousands, except share and per share amounts)

	Groupon, Inc. Historical (unaudited)	LivingSocial Korea, Inc. Historical (unaudited)	Adjustments for Operations Not Acquired (1)	Pro Forma Adjustments (2)		Notes	Pro Forma Combined
Revenue:
Third party and other	$1,252,966	$79,427	$(2,590)	$(3,447)	$—	i	$1,326,356
Direct	552,242	1,638	—	—	—		553,880
Total revenue	1,805,208	81,065	(2,590)	(3,447)	—		1,880,236
Cost of revenue:
Third party and other	179,524	20,187	(563)	197	—	j	199,345
Direct	502,359	1,145	—	38	—	j	503,542
Total cost of revenue	681,883	21,332	(563)	235	—		702,887
Gross profit	1,123,325	59,733	(2,027)	(3,682)	—		1,177,349
Operating expenses:
Marketing	158,319	13,567	(711)	(3,447)	—	i	167,728
Selling, general and administrative	904,880	72,230	(2,175)	1,891	14,625	j,k	991,451
Depreciation and amortization	—	13,470	—	(13,470)	—	j,k	—
Acquisition-related benefit, net	(2,276)	—	—	—	—		(2,276)
Total operating expenses	1,060,923	99,267	(2,886)	(15,026)	14,625		1,156,903
Income (loss) from operations	62,402	(39,534)	859	11,344	(14,625)		20,446
Loss on equity method investments	(58)	—	—	—	—		(58)
Other income (expense), net	(9,772)	(636)	122	—	—		(10,286)
Income (loss) before provision (benefit) for income taxes	52,572	(40,170)	981	11,344	(14,625)		10,102
Provision (benefit) for income taxes	62,657	—	—	2,745	(3,539)	l	61,863
Net (loss) income	(10,085)	(40,170)	981	8,599	(11,086)		(51,761)
Net income attributable to noncontrolling interests	(4,061)	—	—	—	—		(4,061)
Net (loss) income attributable to Groupon, Inc.	$(14,146)	$(40,170)	$981	$8,599	$(11,086)		$(55,822)

Net loss per share
Basic	$(0.02)						$(0.08)
Diluted	$(0.02)						$(0.08)

Weighted average number of shares outstanding
Basic	662,531,567			13,825,283		m	676,356,850
Diluted	662,531,567			13,825,283		m	676,356,850

The accompanying notes are an integral part of, and should be read together with, this unaudited pro forma condensed combined consolidated statement of operations.
(1) See note 2 in the accompanying notes for discussion of adjustments related to operations not acquired.
(2) See note 3 in the accompanying notes for discussion of pro forma adjustments.

GROUPON, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED
STATEMENT OF OPERATIONS
For the year ended December 31, 2012
(in thousands, except share and per share amounts)

	Groupon, Inc. Historical	LivingSocial Korea, Inc. Historical	Adjustments for Operations Not Acquired (1)	Pro Forma Adjustments (2)		Notes	Pro Forma Combined
Revenue:
Third party and other	$1,879,729	$73,550	$(2,370)	$(528)	$—	i	$1,950,381
Direct	454,743	3,300	—	—	—		458,043
Total revenue	2,334,472	76,850	(2,370)	(528)	—		2,408,424
Cost of revenue:
Third party and other	297,739	25,032	(511)	74	—	j	322,334
Direct	421,201	1,808	—	8	—	j	423,017
Total cost of revenue	718,940	26,840	(511)	82	—		745,351
Gross profit	1,615,532	50,010	(1,859)	(610)	—		1,663,073
Operating expenses:
Marketing	336,854	19,803	(953)	(528)	—	i	355,176
Selling, general and administrative	1,179,080	101,002	(3,095)	2,028	19,500	j,k	1,298,515
Depreciation and amortization	—	34,653	—	(34,653)	—	j,k	—
Acquisition-related expense, net	897	—	—	—	—		897
Total operating expenses	1,516,831	155,458	(4,048)	(33,153)	19,500		1,654,588
Income (loss) from operations	98,701	(105,448)	2,189	32,543	(19,500)		8,485
Loss on equity method investments	(9,925)	—	—	—	—		(9,925)
Other income (expense), net	6,166	1,755	(299)	—	—		7,622
Income (loss) before provision (benefit) for income taxes	94,942	(103,693)	1,890	32,543	(19,500)		6,182
Provision (benefit) for income taxes	145,973	(8,274)	—	7,875	(4,719)	l	140,855
Net (loss) income	(51,031)	(95,419)	1,890	24,668	(14,781)		(134,673)
Net income attributable to noncontrolling interests	(3,742)	—	—	—	—		(3,742)
Net (loss) income attributable to Groupon, Inc.	(54,773)	(95,419)	1,890	24,668	(14,781)		(138,415)
Adjustment of redeemable noncontrolling interests to redemption value	(12,604)	—	—	—	—		(12,604)
Net (loss) income attributable to common stockholders	$(67,377)	$(95,419)	$1,890	$24,668	$(14,781)		$(151,019)

Net loss per share
Basic	$(0.10)						$(0.23)
Diluted	$(0.10)						$(0.23)

Weighted average number of shares outstanding
Basic	650,214,119			13,825,283		m	664,039,402
Diluted	650,214,119			13,825,283		m	664,039,402

The accompanying notes are an integral part of, and should be read together with, this unaudited pro forma condensed combined consolidated statement of operations.
(1) See note 2 in the accompanying notes for discussion of adjustments related to operations not acquired.
(2) See note 3 in the accompanying notes for discussion of pro forma adjustments.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS
1. PRELIMINARY ESTIMATED ACQUISITION PRICE ALLOCATION
The preliminary acquisition price allocation for LivingSocial Korea, Inc. is based on estimates, assumptions, and valuations which have not yet been finalized. Accordingly, the pro forma adjustments to allocate the acquisition consideration will remain preliminary until Groupon management determines the fair values of assets acquired, net of liabilities assumed. The final amounts allocated to assets acquired and liabilities assumed could differ materially from the amounts presented in the unaudited pro forma condensed combined consolidated financial statements. The preliminary amounts allocated to the net assets acquired and liabilities assumed are based on Groupon management's current best estimates. The fair values of net tangible assets acquired are expected to approximate their net carrying amounts.
The following table summarizes the preliminary allocation of the aggregate acquisition price (in thousands):

Preliminary Acquisition Price Allocation
Cash and cash equivalents	$15,084
Accounts receivable, net	12,287
Prepaid expenses and other current assets	4,819
Property, equipment and software, net	5,819
Goodwill	231,644
Intangible Assets:
Subscriber relationships	69,000
Merchant relationships	6,600
Developed technology	200
Trade names	17,000
Other non-current assets	1,435
Total assets acquired	$363,888
Accounts payable	$8,099
Accrued merchant and supplier payables	64,732
Accrued expenses	14,934
Other current liabilities	807
Deferred income taxes, non-current	7,385
Other non-current liabilities	5,069
Total liabilities assumed	$101,026
Total Acquisition Price	$262,862
The aggregate acquisition-date fair value of the consideration transferred consisted of the following (in thousands):

Fair Value of Consideration Transferred	Fair Value
Cash Paid	$100,000
Issuance of 13,825,283 shares of Class A common stock	162,862
Total	$262,862
The fair value of the Groupon Class A common stock issued as consideration was measured based on the stock price upon closing of the transaction on January 2, 2014. This amount differs from the $160 million contractual price as stated in the Share Purchase Agreement, which is based on the average closing price of Groupon’s Class A common stock for the ten trading days immediately prior to close.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2. ADJUSTMENTS FOR OPERATIONS NOT ACQUIRED

Groupon did not acquire a Malaysia-based subsidiary of LivingSocial Korea, Inc. Accordingly, the balances relating to that entity have been excluded from the unaudited pro forma condensed combined consolidated financial statements.
3. PRO FORMA ADJUSTMENTS TO UNAUDITED CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS
The final acquisition price allocation may result in different allocations for tangible and intangible assets than presented in the unaudited pro forma condensed combined consolidated financial statements and these notes, and those differences may be material.
Balance Sheet

a.	Adjustment to reflect the cash paid to the sole stockholder of LivingSocial Korea, Inc. as part of the acquisition consideration.

b.
Adjustment to eliminate the historical LivingSocial Korea, Inc. goodwill of approximately $50.5 million and record preliminary goodwill created as a result of the acquisition of approximately $231.6 million.

c.
Adjustment to record the preliminary fair value estimates of intangible assets resulting from the acquisition and to reverse the net book value of existing LivingSocial Korea, Inc. intangible assets. Preliminary fair values for the intangible assets were determined based on the income and cost approaches. The intangible assets acquired were trade names, developed technology, merchant relationships and subscriber relationships and are expected to be amortized on a straight-line basis over the following useful lives:

Identifiable Intangible Assets	Useful Life
Trade names	5 years
Developed technology	2 years
Merchant relationships	3 years
Subscriber relationships	5 years

d.	Adjustment to record transaction costs for this acquisition that were incurred by Groupon after September 30, 2013.

e.	Adjustment to eliminate the historical LivingSocial Korea, Inc. due to related parties of $14.8 million, which was not assumed in the acquisition.

f.	Adjustment to record the estimated preliminary net deferred tax liability increase of $7.4 million related to the acquisition.

g.
Adjustment to record common stock and additional paid-in capital related to the issuance of 13,825,283 shares of Groupon Class A common stock issued to the sole stockholder of LivingSocial Korea, Inc. as part of the acquisition consideration.

h.
Adjustment to eliminate LivingSocial Korea, Inc.'s historical stockholder's equity (additional paid-in capital, investment in shares of Parent, at cost, accumulated deficit, and accumulated other comprehensive loss).

Statement of Operations

i.
Adjustment to reclassify LivingSocial Korea, Inc.'s $3.4 million and $0.5 million of discount incentives for the nine months ended September 30, 2013 and the year ended December 31, 2012, respectively, from marketing expense to a reduction of revenue to conform to Groupon's presentation.

j.
Adjustment to reclassify LivingSocial Korea, Inc.'s $2.1 million and $2.1 million of depreciation and amortization of property, equipment and software for the nine months ended September 30, 2013 and the year ended December 31, 2012, respectively, to selling, general and administrative expense and cost of revenue to conform to Groupon's presentation.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

k.
Adjustment to eliminate $11.3 million and $32.5 million of historical amortization expense recorded for LivingSocial Korea, Inc.'s pre-existing intangible assets and to record $14.6 million and $19.5 million of amortization expense for the intangible assets expected to be recognized upon Groupon's acquisition of LivingSocial Korea, Inc. for the nine months ended September 30, 2013 and for the year ended December 31, 2012, respectively. The intangible assets acquired include trade names, developed technology, merchant relationships and subscriber relationships. These intangible assets are expected to be amortized on a straight-line basis over the useful life of the underlying assets which range from 2 to 5 years.

l.	Tax impact of pro forma adjustments at the Korean statutory rate.

m.
Adjustment to increase the denominator of the net loss per share calculations to reflect the issuance of Groupon Class A common stock issued to the sole stockholder of LivingSocial Korea, Inc. as part of the acquisition consideration.